                                                                EXHIBIT m(11)(d)

                                 AMENDMENT NO. 3
              FOURTH AMENDED AND RESTATED MASTER DISTRIBUTION PLAN

     The Fourth Amended and Restated Master Distribution Plan (the "Plan"), dated as of June 30, 1998, pursuant to Rule 12b-1 of AIM Equity Funds, Inc., a Maryland corporation, is hereby amended as follows:

     Appendix A of the Plan is hereby deleted in its entirety and replaced with the following:

                                   "APPENDIX A
                                       TO
                           MASTER DISTRIBUTION PLAN OF
                             AIM EQUITY FUNDS, INC.

                               (DISTRIBUTION FEE)

     The Fund shall pay the Distributor as full compensation for all services rendered and all facilities furnished under the Distribution Plan for each Portfolio as designated below, a Distribution Fee* determined by applying the annual rate set forth below as to each Portfolio (or Class A or Class C thereof) to the average daily net assets of the Portfolio (or Class A or Class C thereof) for the plan year, computed in a manner used for the determination of the offering price of shares of the Portfolio (or Class A or Class C).

                                           ASSET
                                           BASED                        MAXIMUM
                                           SALES          SERVICE      AGGREGATE
     PORTFOLIO (Class A Shares)            CHARGE           FEE           FEE
     --------------------------            ------         -------      ---------

     AIM Aggressive Growth Fund              0.00%          0.25%         0.25%
     AIM Charter Fund                        0.05%          0.25%         0.30%
     AIM Constellation Fund                  0.05%          0.25%         0.30%
     AIM Weingarten Fund                     0.05%          0.25%         0.30%
     AIM Blue Chip Fund                      0.10%          0.25%         0.35%
     AIM Capital Development Fund            0.10%          0.25%         0.35%
     AIM Dent Demographic Trends Fund        0.10%          0.25%         0.35%
     AIM Growth and Income Fund              0.10%          0.25%         0.35%
     AIM Large Cap Growth Fund               0.10%          0.25%         0.35%

                                           ASSET
                                           BASED                        MAXIMUM
                                           SALES          SERVICE      AGGREGATE
     PORTFOLIO (Class C Shares)            CHARGE           FEE           FEE
     --------------------------            ------         -------      ---------

     AIM Aggressive Growth Fund              0.75%          0.25%         1.00%
     AIM Charter Fund                        0.75%          0.25%         1.00%
     AIM Constellation Fund                  0.75%          0.25%         1.00%
     AIM Weingarten Fund                     0.75%          0.25%         1.00%
     AIM Blue Chip Fund                      0.75%          0.25%         1.00%
     AIM Capital Development Fund            0.75%          0.25%         1.00%
     AIM Dent Demographic Trends Fund        0.75%          0.25%         1.00%
     AIM Growth and Income Fund              0.75%          0.25%         1.00%
     AIM Large Cap Growth Fund               0.75%          0.25%         1.00%

---------------
* The Distribution Fee is payable apart from the sales charge, if any, as stated in the current prospectus for the applicable Class and the applicable Portfolio.

     All other terms and provisions of the Plan not amended herein shall remain in full force and effect.


Dated: May 12, 1999

                                         AIM EQUITY FUNDS, INC.
                                         (on behalf of its Class A and Class C
                                         Shares)


Attest: /s/ RENEE A. FRIEDLI             By: /s/ ROBERT H. GRAHAM
       ----------------------------         ------------------------------------
           Assistant Secretary                           President           RAF